United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2014

Black Diamond, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24277 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The stockholders of Black Diamond, Inc. (the “Company”) elected the six nominees for director identified in the Company's proxy statement filed with the Securities and Exchange Commission on April 30, 2014 (the “Proxy Statement”) at the Company’s 2014 Annual Meeting of Stockholders (the “Meeting”) held on June 5, 2014. Of the six directors elected, three directors meet the independence requirements of the NASDAQ Stock Market’s (“NASDAQ”) Listing Rules (the “Listing Rules”). As a result, a majority of the Company’s Board of Directors (the “Board”) is currently not comprised of directors who meet the independence requirements of the NASDAQ Listing Rules.

On June 6, 2014, the Company received a letter from NASDAQ stating that the Company is no longer in compliance with NASDAQ’s independent director requirement as set forth in Listing Rule 5605(b)(1), which requires that a NASDAQ-listed company’s board of directors consist of a majority of “independent directors” (as defined in Rule 5605(a)(2) of the Listing Rules).

In accordance with Listing Rule 5605(b)(1)(A), and as stated in the letter the Company received from NASDAQ, the Company has a cure period to regain compliance with Listing Rule 5605(b)(1) until the earlier of the Company’s next annual shareholders’ meeting or June 5, 2015, or if the next annual shareholders’ meeting is held before December 2, 2014, then the Company must evidence compliance no later than December 2, 2014 (the “Cure Period”). Prior to the end of the Cure Period, the Board intends to fill the Board vacancy with a qualified candidate who is considered to be an “independent director” in accordance with the criteria set forth in Listing Rule 5605(a)(2). Upon such appointment, the Company will again meet the requirements of Rule 5605(b)(1) of the Listing Rules.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) and (b) Of the 32,497,997 shares of common stock entitled to vote at the Meeting, 25,380,124 shares of common stock were present in person or by proxy and entitled to vote, representing approximately 78.1% of the Company’s outstanding shares of common stock.

At the Meeting, the Company’s stockholders: (i) approved the re-election of each of the following six director nominees standing for re-election: Warren B. Kanders, Robert R. Schiller, Peter Metcalf, Donald L. House, Nicholas Sokolow and Michael Henning; (ii) approved, on an advisory, non-binding basis, the Company’s executive compensation, as disclosed in the Proxy Statement and (iii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. Each proposal is described in more detail in the Proxy Statement.

The voting results for each proposal are set forth below:

Proposal 1 – To elect six members to serve on the Company’s Board until the next annual meeting of stockholders and until their successors are duly elected and qualified:

Name	Votes For	Votes Withheld	Broker Non-Votes
Warren B. Kanders	20,234,562	1,537,893	3,607,669
Robert R. Schiller	18,654,112	3,118,343	3,607,669
Peter Metcalf	20,520,411	1,252,044	3,607,669
Donald L. House	20,436,611	1,335,844	3,607,669
Nicholas Sokolow	19,637,370	2,135,085	3,607,669
Michael Henning	20,218,874	1,553,581	3,607,669

Proposal 2 – To approve an advisory resolution on executive compensation:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
19,930,381	1,829,664	12,410	3,607,669

Proposal 3 – To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
25,281,111	88,465	10,548	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2014

BLACK DIAMOND, INC.

By: /s/ Aaron J. Kuehne

Name: Aaron J. Kuehne

Title: Chief Financial Officer